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Exhibit 10.9

FIFTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

        FIFTH AMENDMENT, dated as of November 19, 2003 to the Amended and Restated Loan and Security Agreement, dated as of May 22, 2000, among Houston Wire & Cable Company ("Borrower"), the lenders named therein ("Lenders") and Fleet Capital Corporation ("FCC" as agent for said Lenders (FCC, in such capacity, "Agent"). Said Amended and Restated Loan and Security Agreement, as amended by a certain First Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated as of July 13, 2000, by a certain Second Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated May 30, 2001, by a certain Third Amendment to Amended and Restated Loan and Security Agreement by and among Borrowers, Lenders and Agent dated October 22, 2001 and by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated December 31, 2002 and as it may be further amended, is hereinafter referred to as the "Loan Agreement." The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

        WHEREAS, Bank of America, N.A. has sold, transferred and assigned the following Revolving Credit Loans and the Revolving Credit Loan Commitment to the following parties:

          (a)   Fleet Capital Corporation

              (i)  Assigned Revolving Credit Loans: Four Million Nine Hundred Thirty-Three Thousand and 86/100 Dollars ($4,933,505.86);

             (ii)  Assigned Revolving Credit Loan Commitment: Seven Million Six Hundred Fifteen Thousand Three Hundred Eighty Four and 80/100 Dollars ($7,615,384.80);

          (b)   The CIT Group/Business Credit, Inc.

              (i)  Assigned Revolving Credit Loans: Two Million Forty-One Thousand Five Hundred Sixty-Eight and 11/100 Dollars ($2,041,568.11);

             (ii)  Assigned Revolving Credit Loan Commitment: Five Million Seventy Six Thousand Nine Hundred Twenty Three and 20/100 Dollars ($5,076,923.20);

        WHEREAS, as a result of such sale, assignment and transfer the parties hereto desire to amend the Loan Agreement to increase the proportionate shares of such Lenders of the Revolving Credit Loans and the Revolving Credit Loan Commitment.

        WHEREAS, the Lenders have, in the past, made term loans (collectively, the "Old Term Loans"), which Old Term Loans were evidenced by certain promissory notes ("Old Term Notes") and have been repaid in accordance with their respective terms;

        WHEREAS, Borrower desires to borrow and Agent and the Lenders desire to make new term loans ("New Term Loans") on the terms and conditions set forth herein;

        WHEREAS, Lenders, Agent and Borrower desire to make certain other amendments and modifications to the Loan Agreement.

        NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

        1.    Amended and Additional Definitions.

          (a)   The following definitions are hereby inserted in Appendix A:

            Effective Inventory Advance Rate—the lesser of (1) sixty-five percent (65%) or (2) eighty-five percent (85%) of the net orderly liquidation percentage as determined by the most recent appraisal completed by an appraiser acceptable to Agent.

*    *    *

            Fifth Amendment Effective Date—as defined in Section 11 of the Fifth Amendment.

*    *    *

            Permitted Acquisition(s)—means any acquisition(s) by Borrower of all or substantially all of the assets or outstanding capital stock or other ownership interests of a Person, or an operating division of a Person or a merger of a Person with Borrower, which in either case, constitutes a business unit so long as each of the following conditions precedent (collectively, the "Acquisition Conditions") have been fulfilled to the satisfaction of Agent: (i) no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or would occur as a result thereof; (ii) the business unit being acquired (the "Target") is primarily located in the United States of America and is in the same or related line of business as Borrower; (iii) if the acquisition in question is a stock acquisition, Borrower shall execute a pledge agreement in form and substance satisfactory to Agent and if the acquisition in question is an asset acquisition or a stock acquisition, Borrower or Target, as applicable, shall have executed such financing statements and other collateral documents as reasonably requested by the applicable Agent to grant to the Agent a perfected security interest subject only to Permitted Liens in substantially all of the acquired assets and Agent shall have received such payoff letters and Lien releases as it deems necessary; (iv) the Fixed Charge Coverage Ratio shall be greater than or equal to 1.2 to 1 (x) for the twelve-month period immediately preceding the making of such acquisition, and (y) on a pro forma basis for the twelve-month period following the making of such acquisition, after giving effect to the making of such acquisition, such pro forma calculation to be demonstrated to Agent and to be reasonably acceptable to Agent based on projections prepared using reasonable assumptions by Borrower; (v) all conditions precedent to the consummation of the transactions under such acquisition shall have been satisfied in all material respects; and (vi) Agent shall have received a copy of the purchase agreement with respect to such Permitted Acquisition, certified as true and correct by Borrower and such other agreements, documents, and instruments as Agent may reasonably request.

*    *    *

        2.    The following definitions in Appendix A are hereby amended as follows:

          (a)   The definition of Term Loans is amended by deleting such definition and inserting the following in its stead:

            "Term Loans—the Loans described in Section 1.2, as such Section 1.2 has been amended by the Fifth Amendment."

          (b)   The definition of Restricted Investment is amended by adding the following subsection thereto:

            "(vii) investments in Permitted Acquisitions."

          (c)   The following definitions are amended and restated in their entirety as follows:

            Applicable Margin—the percentages set forth below with respect to the Base Rate Revolving Credit Portion, the Base Rate Term A Portion, the LIBOR Revolving Credit Portion and the LIBOR Term A Portion:

LIBOR Revolving Credit Portion	LIBOR Term A Portion	Base Rate Revolving Credit Portion	Base Rate Term A Portion
2.25%	2.75%	0.75%	1.25%

            Borrowing Base—as at any date of determination thereof, an amount equal to the lesser of:

                (i)  the Maximum Revolving Loan at such date; or

               (ii)  an amount equal to:

                (a)   up to eighty-five percent (85%) of the net amount of Eligible Accounts outstanding at such date;

PLUS

                (b)   the lesser of (1) the Maximum Inventory Amount, or (2) the Effective Inventory Advance Rate multiplied by the value of Eligible Inventory (other than Apparatus Eligible Inventory) at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis;

MINUS (subtract from the lesser of (i) or (ii) above)

              (iii)  an amount equal to the sum of (a) any amount which Agent reasonably expects it may be obligated to pay in the future for the account of Borrower, plus (b) the amount of any reserve established by Agent pursuant to Section 1.1.1, plus (c) the LC Amount.

              For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less, to the extent not already deducted in the calculation of Eligible Accounts, any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Further, the value of Eligible Inventory shall be adjusted as of each date of calculation to reflect decreases in the Comex market price of copper as reported on the London Metals Exchange, but only to the extent that such decrease would result in a value less than current book value.

            Commitment Termination Date the earliest of:    (i) May 1, 2007; (ii) the date of termination of the commitment to make further Revolving Credit Loans and/or Term Loans pursuant to Section 4.2.1 or 4.2.2 hereof; and (iii) the date of termination of the commitment to make further Revolving Credit Loans pursuant to Section 10.2 hereof.

            LC Percent—2.75%.

            Maximum Inventory Amount—Twenty-Five Million Dollars ($25,000,000).

            Maximum Revolving Loan—Forty-Five Million Dollars ($45,000,000).

            Total Credit Facility—Fifty Million Dollars ($50,000,000)."

        3.    Total Credit Facility and Revolving Loans.    The first paragraph of Section 1 of the Loan Agreement and Section 1.1.1(A) of the Loan Agreement is hereby deleted and the following are inserted in their stead:

        "SECTION 1.    CREDIT FACILITY

          Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a credit facility of up to Fifty Million Dollars ($50,000,000) available upon Borrower's request therefor, as follows:

          1.1    Revolving Credit Loans.

            1.1.1    Loans and Reserves.    (A) Loans and Reserves. The aggregate amount of the Revolving Credit Loans to be made by each Lender (such Lender's "Revolving Credit Loan Commitment"), pursuant to the terms hereof, shall be the amount set below such Lender's name on the signature pages hereof. The aggregate principal amount of the Revolving Credit Loan Commitments is Forty-Five Million Dollars ($45,000,000). The percentage equal to the quotient of (x) each Lender's Revolving Credit Loan Commitment, divided by (y) the aggregate of all Revolving Credit Loan Commitments, is that Lender's "Revolving Credit Percentage". Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 3.1 hereof, up to a maximum principal amount at any time outstanding equal to the product of (A) the Borrowing Base at such time multiplied by (B) such Lender's Revolving Credit Percentage. It is expressly understood and agreed that Agent and Lenders may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof. In no event shall Lenders be required to make a Revolving Credit Loan at any time that there exists a Default or an Event of Default. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate in the reasonable exercise of Agent's credit judgment, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 1.1.1., including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (vi) such other matters, events, conditions or contingencies from time to time hereunder as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder."

        4.    Term Loans.    Section 1.2.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in its stead:

          "1.2    Term Loans.

            From and after the Fifth Amendment Effective Date and until and including March 31, 2007, each Lender agrees, subject to the terms and conditions set forth in the definition of Permitted Acquisition, to make term loans from time to time (collectively "Term Loans" or synonymously "Term Loans A"), in the aggregate principal amount not to exceed the amount set forth below such Lender's name on the signature pages hereof (such Lender's "Term Loan Commitment"). The percentage equal to the quotient of (x) each Lender's Term Loan Commitment, divided by (y) the aggregate of all Term Loan Commitments is that Lender's "Term Loans Percentage". The aggregate amount of the Term Loan Commitments shall be Five Million Dollars ($5,000,000). In no event (x) shall any one request by Borrower for Term Loans be in an aggregate amount of less than Five Hundred Thousand Dollars ($500,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof or (y) shall any one request exceed the initial cash purchase price of any Permitted Acquisition. The principal amount of each Term Loan shall be amortized on the basis of twenty quarterly payments, commencing on the first day of the fiscal quarter following the making of any Term Loan. Each such installment payment shall be equal to one twentieth (1/20) of the aggregate amount of the Term Loans made hereunder. The Term Loans shall be evidenced by promissory notes to be executed and delivered by Borrower to Lenders on the Fifth Amendment Effective Date, the form of which is attached hereto and made a part hereof as Exhibit A-2 to the Fifth Amendment (the "Term Note(s)"), shall bear interest as specified in Section 2.1 and shall be repayable in accordance with the terms of the Term Notes. The proceeds of Term Loans shall be used by Borrower solely for the purpose of paying a portion of the purchase price due in connection with any Permitted Acquisition. Once borrowed and repaid, the Term Loans may not be subsequently reborrowed.

            1.2.2    Conditions to Term Loans.    Notwithstanding any other provision of this Agreement or any of the other Loan Documents, neither any Lender nor Agent shall be required to make any Term Loans unless and until each of the following conditions has been satisfied:

              (a)   No Default or Event of Default shall exist immediately prior to, or after giving effect to the making of such Term Loans;

              (b)   All proceeds of such Term Loans are used to pay in whole or in part all of the purchase price payable in connection with a Permitted Acquisition;

              (c)   Immediately prior to the making of such Term Loan, the Fixed Charge Coverage Ratio shall be greater than or equal to 1.2 to 1 (x) for the twelve-month period immediately preceding the making of such Permitted Acquisition, and (y) on a pro forma basis for the twelve-month period following the making of such Permitted Acquisition, after giving effect to the making of such Permitted Acquisition, such pro forma calculation to be demonstrated to Agent and to be reasonably acceptable to Agent based on projections prepared using reasonable assumptions by Borrower;

              (d)   For the thirty (30) days immediately prior to the date on which the proposed Term Loan is to be made, average Availability for such period shall equal or exceed Four Million Dollars ($4,000,000);

              (e)   Agent shall have determined that Availability, immediately after the funding of the proposed Term Loan and the consummation of the proposed Permitted Acquisition, shall equal or exceed Four Million Dollars ($4,000,000);

              (f)    If Agent has not conducted an appraisal of Borrower's real Property subject to the Mortgage within eighteen months prior to the date of the proposed Term Loan, then Agent, at Borrower's expense, shall have conducted an appraisal of such real Property; and

              (g)   The amount of the proposed Term Loan does not exceed an amount equal to the appraised value of Borrower's real Property subject to the Mortgage, as determined by the most recent appraisal thereof, less the then outstanding principal balance of all other existing Term Loans.

        5.    Unused Line Fee and Audit and Appraisal Fees.    Sections 2.5 and 2.7 of the Agreement are hereby deleted and the following are inserted in their stead:

          "2.5    Unused Line Fee.    Borrower shall pay to Agent for the ratable benefit of Lenders a fee equal to the sum of (x) three-eighths of one percent (3/8%) per annum of the average monthly amount by which the Maximum Revolving Loan exceeds the sum of the outstanding principal balance of the Revolving Credit Loans (exclusive of Swingline Loans) plus the LC Amount plus (y) three-eighths of one percent (3/8%) per annum of the average monthly amount of undrawn Term Loan Commitments. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

*    *    *

          2.7    Audit and Appraisal Fees.    Borrower shall pay to Agent reasonable audit and appraisal fees in accordance with Agent's current schedule of fees in effect from time to time (at the Fifth Amendment Effective Date, $850 per day per person) in connection with audits and appraisals of Borrower's books and records and such other matters as Agent shall deem reasonably appropriate, plus all out-of-pocket expenses incurred by Agent in connection with such audits and appraisals. Audit fees shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Borrower."

        6.    Term.    Section 4.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          "4.1    Term of Agreement.    Subject to Agent's and Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect from the date hereof, through and including May 1, 2007 (the "Original Term"), unless terminated as provided in Section 4.2 hereof."

        7.    Capital Expenditures.    Section 8.2.8 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          "8.2.8    Capital Expenditures.    Make Capital Expenditures (including, without limitation, by way of capitalized leases but excluding amounts that would be classified as Capital Expenditures as a result of a Permitted Acquisition) which, in the aggregate, as to Borrower and its Subsidiaries, exceed $750,000 during any fiscal year of Borrower; provided, however, that the unused portion of the Capital Expenditure allowance may be carried over to the immediately succeeding fiscal year only, to be used in such succeeding fiscal year but only after the entire Capital Expenditure allowance for such succeeding year has been used. No unused Capital Expenditure allowance may be carried over to any fiscal year other than the immediately succeeding fiscal year."

        8.    Negative Covenants.    Section 8.2.1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          "8.2.1    Merger; Consolidations; Acquisitions.    Except for Permitted Acquisitions, merge, or consolidate or permit any Subsidiary of Borrower to merge or consolidate with any Person; nor acquire, nor permit any Subsidiary of Borrower to acquire all or any substantial part of the Properties of any Person."

        9.    Exhibit Q to the Loan Agreement is hereby deleted in its entirety and replaced by Exhibit Q attached hereto.

        10.    Amendment Fee.    In order to induce Agent and Lenders to enter into this Fifth Amendment, Borrower agrees to pay to Agent for the ratable benefit of Lenders an amendment fee in the amount of $250,000. Said amendment fee shall be deemed fully earned and non-refundable and shall be payable on the Fifth Amendment Effective Date.

        11.    Conditions Precedent.    This Fifth Amendment shall become effective upon satisfaction of each of the following conditions precedent:

          (a)   Agent shall have received each of the following documents, each in form and substance acceptable to Agent:

              (i)  Copy of this Fifth Amendment, duly executed by Borrower and Guarantor;

             (ii)  Amended and Restated Revolving Credit Notes and New Term Notes in the forms attached hereto and incorporated herein as Exhibits A and A-1 attached to this Fifth Amendment executed by Borrower; and

            (iii)  Copies of resolutions of the Board of Directors of Borrower authorizing this Fifth Amendment certified as true and correct by Secretary or Borrower.

          (b)   Borrower shall have paid to Agent for the ratable benefit of Lenders the amendment fee described in Section 9 of this Fifth Amendment.

          (c)   Agent shall have determined that immediately after the effectiveness of this Fifth Amendment, Availability shall not be less than Five Million Dollars ($5,000,000).

        The date on which all of the conditions precedent listed above are satisfied or waived is hereinafter referred to as the "Fifth Amendment Effective Date." After the Fifth Amendment Effective Date, Lenders shall deliver to Borrower the Revolving Credit Notes and Old Term Notes previously executed and delivered by Borrower to Lenders, which Notes shall be marked "Amended and Superceded."

        12.    Signature Block.    The signature block to the Loan Agreement is hereby amended to read as the signature block to this Fifth Amendment.

        13.    Continuing Effect.    Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

        14.    Governing Law.    This Fifth Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

        15.    Counterparts.    This Fifth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(Signature Page Follows)

(Signature Page to Fifth Amendment to Amended and Restated
Loan and Security Agreement)

        IN WITNESS WHEREOF, this Fifth Amendment has been duly executed as of the first day written above.

HOUSTON WIRE & CABLE COMPANY, as Borrower		HWC HOLDING CORPORATION, as Guaranto
By:	/s/ NICOL G. GRAHAM	By:	/s/ CHARLES SORRENTINO
Name:	Nicol G. Graham	Name:	Charles Sorrentino
Title:	Vice President and Chief Financial Officer	Title:	President and Chief Executive Officer
THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender		FLEET CAPITAL CORPORATION, as Agent and a Lender
By:	/s/ GRANT WEISS	By:	/s/ THOMAS F. KARLOV
Name:	Grant Weiss	Name:	Thomas F. Karlov
Title:	Vice President	Title:	Senior Vice President
Revolving Loan Commitment: $18,000,000 Term Loan Commitment: $2,000,000		Revolving Loan Commitment: $27,000,000 Term Loan Commitment: $3,000,000

EXHIBIT A

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$

November    , 2003
Chicago, Illinois

        FOR VALUE RECEIVED, the undersigned, (hereinafter "Borrower"), hereby PROMISES TO PAY to the order of                        , a                        corporation ("Lender"), or its registered assigns, at the principal office of Fleet Capital Corporation, as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of                         ($                        ), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

        This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, that certain Amended and Restated Loan and Security Agreement dated as of May 22, 2000 by and among Borrower, the lender signatories thereto (including Lender) and Fleet Capital Corporation ("FCC"), as agent for such Lenders (FCC in such capacity "Agent") (hereinafter amended from time to time, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms herein, unless otherwise defined, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

        The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on the Commitment Termination Date, unless the term hereof is extended in accordance with the Loan Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

        Upon and after the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

        The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

        Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

        This Note shall be interpreted, governed by, and construed in accordance with, the internal laws of the State of Illinois.

HOUSTON WIRE & CABLE COMPANY
By:
Name: Title:

EXHIBIT A-1

TERM NOTE

$

November     , 2003
Chicago, Illinois

        FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of                        , a                         corporation (hereinafter "Lender"), or its registered assigns at the office of Fleet Capital Corporation, as agent for such Lender, or at such other place in the United States as the holder of this Note may designate from time to time in writing, in lawful money of the United States, in immediately available funds, at the time of payment, the principal sum of                         ($                        ) or such lesser principal amount as may be outstanding pursuant to the Loan Agreement, together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

        This Term Note (the "Note") is one of the Term Notes referred to in, and is issued pursuant to, that certain Amended and Restated Loan and Security Agreement dated as of May 22, 2000 by and among Borrower, the lender signatories hereto (including Lender) and Fleet Capital Corporation ("FCC") as Agent for said lenders (FCC, in such capacity, "Agent") (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

        For so long as no Event of Default shall have occurred and be continuing the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

        (a)   Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

        (b)   Principal shall be due and payable monthly commencing on the first day of the quarter after the month in which the first Term Loan is made and continuing on the first day of each month thereafter to and including the first day of the fiscal quarter in which the Commitment Termination Date occurs, in installments each equal to one-twentieth of the outstanding principal balance hereof as of the date of payment; and

        (c)   The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on the Commitment Termination Date.

        Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

        This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower may also prepay this Note in the manner provided in Section 4 of the Loan Agreement.

        Upon the occurrence and during the continuation of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

        The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

        Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

        This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

HOUSTON WIRE & CABLE COMPANY
By:
Name: Title:

EXHIBIT Q

FINANCIAL COVENANTS

        Consolidated Net Income—with respect to any fiscal period of Guarantor determined in accordance with GAAP on a consolidated basis; provided, however, Consolidated Net Income shall not include (a) the income (or loss) of any Person (other than a subsidiary of Guarantor) in which Guarantor or any of its respective wholly-owned subsidiaries had an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Guarantor or is merged into or consolidated with Guarantor; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP and extraordinary non-cash losses and (e) gains (or losses) from asset dispositions (other than sales of inventory).

        EBITDA—with respect to any fiscal period, the sum of Guarantor's Consolidated Net Income plus amounts deducted in determining Consolidated Net Income in respect of: (a) any provision for (or less any benefit from) income taxes whether current or deferred; (b) amortization and depreciation expense; and (c) interest expense for such period, all as determined in accordance with GAAP.

        Fixed Charge Coverage Ratio—with respect to any period of determination, the ratio of (i) the remainder of EBITDA of Guarantor for such period less any provision for income taxes (plus any benefit from) included in the determination of Consolidated Net Income, but excluding changes in long-term and short-term deferred tax assets and liabilities, less non-financed Capital Expenditures to (ii) Fixed Charges.

        Fixed Charges—for any period of determination, the sum of (a) scheduled principal payments on Indebtedness for Money Borrowed (excluding the Seller Note) (including the principal portion of scheduled payments of Capital Lease Obligations), (b) Interest Expense included in the determination of Consolidated Net Income, but excluding any interest paid in kind, with respect to Indebtedness for Money Borrowed and (c) payments made within the applicable period in respect of that Non-Competition Agreement dated on or about May 22, 2000 by and between Borrower and T.H. Cabling L.P., a Texas limited partnership and Kent Electronics Corporation, a Texas corporation.

        Interest Expense—with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP.

Q-1

COVENANTS

        Fixed Charge Coverage Ratio—Borrowers shall not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio
Twelve months ending December 31, 2003 and each March 31, June 30, September 30 and December 31 thereafter	1.20 to 1

Q-2

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  Exhibit 10.9